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                                                                  EXHIBIT 10.16

[Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the commission.]



                            AMENDMENT AND AGREEMENT
                                WITH RESPECT TO
                               LICENSE AGREEMENT


         THIS AMENDMENT AND AGREEMENT effective as of October 5, 1996, (hereinafter, the "Amendment") amends the License Agreement effective as of November 1, 1993, by and among Burroughs Wellcome Co. ("B.W. Co."), The Wellcome Foundation Limited ("WFL"), and CTRC Research Foundation ("CTRC") (hereinafter, the "Original Agreement") and sets forth certain other acknowledgements, consents and other agreements with respect to the Original Agreement.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Original Agreement, CTRC obtained from B.W. Co. and WFL, an exclusive worldwide license to certain patent rights, know-how and other rights related to the chemical compound known as crisnatol mesylate;

         WHEREAS, pursuant to an Assignment of Rights and Assets, effective as of November 18, 1994, CTRC assigned and transferred to its wholly-owned subsidiary Biovensa, Inc., ("Biovensa"), all of the rights and obligations of CTRC contained in or arising out of, the Original Agreement;

         WHEREAS, by virtue of an Amended Certificate of Authority of Biovensa, filed with the Secretary of State of the State of Texas on January 18, 1995, Biovensa formally changed its name to ILEX Oncology, Inc. ("Ilex"), and as such Ilex is the legal successor-in-interest to all the rights and obligations of CTRC contained in, or arising out of, the Original Agreement;

         WHEREAS, by virtue of Articles of Amendment to the Articles of Incorporation of B.W. Co., filed with the Secretary of State of the State of North Carolina on October 31, 1995, B.W. Co. formally changed its name to Glaxo Wellcome, Inc. ("GW"), and as such GW is the legal successor-in-interest to all the rights and obligations of B.W. Co. contained in, or arising out of, the Original Agreement;

         WHEREAS, Ilex now desires to sublease certain of its rights and obligations contained in the Original Agreement to Janssen Pharmaceutica, N.V., a Belgium corporation ("Janssen"), pursuant to a Development and License Agreement (hereinafter, the "Janssen Sublicense");

         WHEREAS, Article 24 of the Original Agreement provides that the parties may alter the provisions of the Original Agreement by a written instrument duly executed by each of the parties thereto, and

         WHEREAS, each of Ilex, GW and WFL desire to amend the Original Agreement, as more particularly set forth herein, and each of Ilex, GW and WFL desire to provide for certain other agreements with respect to the Original Agreement and the Janssen Sublicense.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth herein, Ilex, GW, WFL and Janssen hereby agree as follows:

SECTION 1 - DEFINITIONS, ACKNOWLEDGEMENTS & CONSENT

         1.1 Unless otherwise specifically defined herein, each term used herein which is defined in the Original Agreement shall have the meaning assigned to such term in the Original Agreement.

         1.2 Each of Ilex, GW, WFL and Janssen acknowledge and agree that GW is the legal successor-in-interest to all the rights and obligations of B.W. Co. contained in, or arising out of, the Original Agreement, and that therefore each and every reference to B.W. Co. in the Original Agreement shall instead be deemed to be to GW.

         1.3 Each of Ilex, GW, WFL and Janssen acknowledge and agree that Ilex is the legal successor-in-interest to all the rights and obligations of CTRC contained in, or arising out of, the Original Agreement, and that therefore each and every reference to CTRC in the Original Agreement shall instead be deemed to be to Ilex.

         1.4 Ilex hereby represents and warrants to GW and WFL that on November 18, 1994, CTRC assigned and transferred to Biovensa, and Biovensa accepted and assumed from CTRC, all the rights and obligations of CTRC contained in, or arising out of, the Original Agreement. In reliance upon the representation and warranty made in the preceding sentence, each of GW and WFL hereby consent to the assignment by CTRC to Biovensa, and the corresponding acceptance and assumption by Biovensa, of all of CTRC's rights and obligations contained in, or arising of, the Original Agreement.

SECTION 2 - ADDITIONAL USES

         Ilex, GW and WFL agree that Article 3 of the Original Agreement is hereby amended by adding the following provisions as new Article 3.4:

                 "3.4     Additional Uses Outside the Field.  If Ilex or its
         Affiliates, sublicensees or assignees discover a use, indication or potential use or indication of the Product which is outside the scope of the Field (such use, indication or potential use or indication being hereinafter referred to as an "Additional Use"), Ilex and its Affiliates, sublicensees or assignees (as applicable) shall promptly notify GW in writing of such Additional Use of the Product. for a period of forty-five (45) days from the date of the written notice of Additional Use (the "Exercise Period"), Ilex may submit a written proposal to GW with respect to the negotiation of a license by GW to Ilex of the rights related to such Additional





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         Use (such written proposal to be hereinafter referred to as a
         "Proposal of Terms"). The Proposal of Terms shall contain terms and conditions which are commercially reasonable. If Ilex shall fail to deliver a Proposal of Terms to GW within the Exercise Period, then in such event, Ilex shall have no further rights with respect to such Additional Use. Upon the receipt by GW of a Proposal of Terms from Ilex within the Exercise Period, GW agrees that for a one hundred and twenty (120) day period beginning on the date of receipt by GW of such Proposal of Terms (the "Negotiation Period"), GW shall negotiate in good faith with Ilex concerning a license to Ilex of the rights related to the Additional Use which is the subject of such Proposal of Terms. If the parties are unable to execute an agreement within the Negotiation Period, then in such event, for a period of one (1) year following the end of the Negotiation Period, GW shall not offer to license the rights with respect to such Additional Use to any other Third Party on terms which are less favorable to GW in material respects than the terms offered to Ilex during the Negotiation Period.

SECTION 3 - CERTAIN REPRESENTATIONS

         Each of GW and WFL hereby represent to Janssen that, as of the date hereof, the Original Agreement is in full force and effect. Each of GW and WFL acknowledge that Ilex has informed GW that Ilex proposes to enter into the Janssen Sublicense. Each of GW and WFL represent that, to the best of their knowledge, as of the date hereof, Ilex is not in material breach of the Original Agreement.

SECTION 4 - MODIFICATION OF DILIGENCE EXTENSIONS

         Ilex, GW and WFL hereby agree that the last sentence in Article 8.2(i) of the Original Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof.

         "The time periods specified in clauses (a) and (b) above shall each be subject to three (3) twelve (12) month extensions, at Ilex's election,
         by payment to GW of      [**]        ($ [**]  ) for the first such
         twelve (12) month extension, and by payment to GW of    [**]
         ($ [**]  ) for the second such twelve (12) month extension, and by
         payment to GW of      [**]         Dollars ($ [**]  ) for the third
         such twelve (12) month extension, such payments to be made within the first thirty (30) days of each extension."

SECTION 5 - RIGHTS UPON TERMINATION

         Each of Ilex, GW WFL and Janssen agree that in the event that Ilex breaches any of the provisions in the Original Agreement and fails to cure such breach within the period of time allotted in the Original Agreement, and GW and WFL, as a result thereof, terminate the Original Agreement, and Janssen is not in default of any of its obligations contained in the Janssen Sublicense, then in such case Janssen shall





                                      -3-
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have a period of thirty (30) days after such termination to fully cure such breach of the Original Agreement. In the event that Janssen fully cures such breach within such thirty (30) day period, Janssen shall have the right to assume that Original Agreement and Janssen's name shall be substituted for Ilex in the Original Agreement, provided, however, that if Janssen shall exercise its right to assume the Original Agreement pursuant to this provision, Janssen shall by virtue of such exercise, and without further action, accept and assume all of Ilex's responsibilities, liabilities and obligations that are stated in, arise out of, or are associated with, the Original Agreement, including without limitation, the responsibilities, liabilities and obligations set out in
Article 11 of the Original Agreement.

SECTION 6 - MODIFICATION OF NON-U.S. DEVELOPMENT OBLIGATIONS

         Ilex, GW and WFL hereby agree that Article 8.3 of the Original Agreement is hereby deleted in its entirety and the following provision inserted in lieu thereof.

                 "8.3     Non-U.S. Development.  No later than the filing by
         Ilex of an NDA for a Product in the U.S., Ilex shall use reasonable efforts to enter into a sublicense agreement with one or more Third Parties for development and marketing outside the U.S. Such sublicense agreement shall require such Third Party or Third Parties to use reasonable efforts, commensurate with the efforts it would normally exercise for products of similar potential sales volume and consistent with its overall business strategy."

SECTION 7 - NOTICES

         Ilex, GW and WFL hereby agree that the address for CTRC which appears in Article 21 of the Original Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof.

                          "ILEX Oncology, Inc.
                          14785 Omicron Drive, Ste. 101
                          San Antonio, Texas  78245-3222
                          Attn:  President
                          Fax: (210) 677-6009"

         Ilex, GW and WFL hereby agree that the address for B. W. Co. which appears in Article 21 of the Original Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                          "Glaxo Wellcome Inc.
                          Five Moore Drive
                          Research Triable Park
                          North Carolina 27709
                          Attn:  General Counsel
                          Fax: (919) 483-0265"





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SECTION 8 - EFFECT OF AMENDMENT

         Unless specifically amended or modified by this Amendment, the terms of the Original Agreement shall remain in full force and effect.

SECTION 9 - ENTIRE AGREEMENT; COUNTERPARTS

         This Amendment and the Original Agreement, as modified by this Amendment, contain the entire understanding of the parties hereto and represent a complete and exclusive statement of agreement with respect to the subject matter contained herein. This Amendment may be executed in any number of counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

                               ILEX ONCOLOGY INC.


                               By:
                                   -------------------------------------------
                               Name:
                                     -----------------------------------------
                               Title:
                                      ----------------------------------------


                               GLAXO WELLCOME INC.


                               By:
                                   -------------------------------------------
                               Name:      Dean J. Mitchell
                               Title:     Vice President -
                                             Business Development and Planning
                                          General Manager -
                                             Specialty Divisions


                               THE WELLCOME FOUNDATION LTD.


                               By:
                                   -------------------------------------------
                               Name:
                                     -----------------------------------------
                               Title:
                                      ----------------------------------------





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                                           JANSSEN PHARMACEUTICA, N.V.


                                           By:
                                               -------------------------------
                                           Name:
                                                 -----------------------------
                                           Title:
                                                  ----------------------------





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